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                              -------------------


                      REVLON CONSUMER PRODUCTS CORPORATION
                              REVLON ESCROW CORP.

                          8 1/8% Senior Notes due 2006

                                      and

                      8 1/8% Senior Exchange Notes due 2006


                              -------------------


                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of April 1, 1998


                       Supplementing the Indenture, dated
                        as of February 1, 1998, Between
                            Revlon Escrow Corp. and
                  First Trust National Association, as Trustee


                              -------------------


                     U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   AS TRUSTEE


                              -------------------

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                  FIRST SUPPLEMENTAL INDENTURE, dated as of April 1, 1998 (the
"First Supplemental Indenture"), among REVLON CONSUMER PRODUCTS CORPORATION, a Delaware corporation ("RCPC"), REVLON ESCROW CORP., a Delaware corporation ("Escrow Corp." or the "Company"), and U.S. BANK TRUST NATIONAL ASSOCIATION (formerly known as FIRST TRUST NA TIONAL ASSOCIATION) (the "Trustee"), as Trustee under the Indenture referred to herein;

                  WHEREAS, the Company and the Trustee heretofore executed and delivered an Indenture, dated as of February 1, 1998 (the "Indenture"), in respect of the 8 1/8% Senior Notes due 2006, the Exchange Notes and the Private Exchange Notes (collectively, the "Securities"); and

                  WHEREAS, pursuant to the Indenture, the Company issued, and the Trustee authenticated and delivered, $250.0 million aggregate principal amount of the Securities; and

                  WHEREAS, Section 4.11 of the Indenture requires that RCPC cause the Senior Notes Assumption and the redemption of the Existing 9 3/8% Senior Securities to occur no later than the later of (a) three Business Days after the 30th day following the Issue Date or (b) April 6, 1998; and

                  WHEREAS, Section 5.01(c) of the Indenture provides that, upon consummation of the Senior Notes Assumption, RCPC shall execute and deliver to the Trustee, among other things, a Supplemental Senior Notes Indenture whereupon RCPC shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of the predecessor Company under the Indenture and the Securities, and the predecessor Company shall be discharged from all obligations and covenants under the Indenture and the Securities; and

                  WHEREAS, Section 9.01(2) of the Indenture provides that the Company and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities in order to comply with
Article V of the Indenture; and

                  WHEREAS, this First Supplemental Indenture has been duly autho rized by all necessary corporate action on the part of each of RCPC and Escrow Corp.



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                  NOW, THEREFORE, RCPC, Escrow Corp. and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE I

                      Assumption By Successor Corporation

                  SECTION 1.1. Assumption of the Securities. RCPC hereby express ly assumes and agrees promptly to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by Escrow Corp. under the Indenture and the Securities. RCPC hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Securities from the date hereof and that it shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of Escrow Corp., as the predecessor Company, under the Indenture and the Securities.

                  SECTION 1.2. Discharge of Escrow Corp. Escrow Corp. is hereby expressly discharged from all obligations and covenants under the Indenture and the Securities.

                  SECTION 1.3. Trustee's Acceptance. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.


                                   ARTICLE II

                                 Miscellaneous

                  SECTION 2.1. Effect of Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by RCPC, Escrow Corp. and the Trustee, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.



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                  SECTION 2.2. Indenture Remains in Full Force and Effect.
Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

                  SECTION 2.3. Indenture and Supplemental Indenture Construed Together. This First Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this First Supplemental Indenture shall henceforth be read and construed together.

                  SECTION 2.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this First Supplemental Indenture is in all respects confirmed and preserved.

                  SECTION 2.5. Conflict with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the TIA that is required under the TIA to be part of and govern any provision of this First Supplemental Indenture, the provision of the TIA shall control. If any provi sion of this First Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

                  SECTION 2.6. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 2.7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

                  SECTION 2.8. Headings. The Article and Section headings of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 2.9. Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder


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and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Securities.

                  SECTION 2.10. Successors. All agreements of RCPC in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

                  SECTION 2.11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of Escrow Corp. and RCPC, and the Trustee assumes no responsibility for their correctness.

                  SECTION 2.12. Certain Duties and Responsibilities of the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Securities relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

                  SECTION 2.13. Governing Law. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 2.14. Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.




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                  IN WITNESS WHEREOF, the parties have caused this First Supple mental Indenture to be duly executed as of the date first written above.


                                REVLON CONSUMER PRODUCTS
                                CORPORATION


                                By: /s/ Robert Kretzman
                                   --------------------------------------------
                                        Name:    Robert Kretzman
                                        Title:   Senior Vice President, Deputy
                                                 General Counsel and Secretary


                                REVLON ESCROW CORP.


                                By: /s/ Steven Berns
                                   --------------------------------------------
                                        Name:    Steven Berns
                                        Title:   Vice President and Treasurer




                                U.S. BANK TRUST NATIONAL
                                ASSOCIATION, as Trustee


                                By: /s/ Richard Prokosch
                                   --------------------------------------------
                                        Name:    Richard Prokosch
                                        Title:   Assistant Vice President
                                                 Corporate Finance



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